Exhibit 5.1

437 Madison Avenue New York, NY 10022-7039 212-940-3000

December 15, 2014

Pall Corporation
25 Harbor Park Drive
Port Washington, New York 11050

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in the form in which it is to be filed on the date hereof by Pall Corporation, a New York corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), relating to the registration of 8,000,000 shares of Common Stock, par value $0.10 per share, of the Company (the “Shares”), issuable under the Pall Corporation 2012 Stock Compensation Plan, as amended (the “Plan”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion, including (i) the Registration Statement, (ii) certain resolutions adopted by the board of directors of the Company, (iii) the Plan and (iv) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies and other electronic transmissions). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the New York Business Corporation Law and the federal law of the United States of America, and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the “New York Business Corporation Law” includes the statutory provisions contained therein, all applicable provisions of the New York Constitution and reported judicial decisions interpreting such provisions.

We also have assumed that at or prior to the time of the issuance, sale and delivery of Shares: (i) no stop order shall have been issued in respect of the Registration Statement; (ii) there shall not have occurred, since the date of this opinion, any change in law affecting the validity of the Shares; (iii) the number of Shares to be issued, sold or delivered pursuant to the Plan will be available for issuance, sale and delivery under the Company’s Restated Certificate of Incorporation (the “Charter”) at the time of such issuance, sale and delivery; and (iv) the Company shall not have effected any material change to its Charter, its bylaws or the Plan.

December 15, 2014 Page 2

Based upon and subject to the foregoing and to the other qualifications and limitations contained herein, and in reliance thereon, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement has become effective under the Securities Act and the Shares have been issued and sold and consideration has been paid as provided under the Plan and the instruments executed pursuant to the Plan which govern the awards to which the Shares relate, the Shares will be validly issued, fully paid and nonassessable pursuant to the provisions of the New York Business Corporation Law subject to Section 630 of the New York Business Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that any member of this firm is an “expert” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,
/s/ Nixon Peabody LLP